Exhibit 10.1

CEPHALON, INC.

2011 EQUITY COMPENSATION PLAN

(Effective as of February 1, 2011)

The purpose of the Cephalon, Inc. 2011 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Cephalon, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform valuable services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”), with the opportunity to receive grants of incentive stock options, nonqualified stock options and stock awards, as set forth herein.  The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.  The Plan has been amended and restated as of February 1, 2011, subject to stockholder approval of the Plan.  The amended and restated Plan applies to all Grants (as defined in Section 2) made on or after the date that the stockholders approve the amended and restated Plan (the “2011 Restatement Date”).

1.             Administration

(a)           Committee.  The Plan shall be administered by a committee, which may consist of “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  However, the Board may ratify or approve any grants as it deems appropriate.

(b)           Committee Authority.  The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, so long as no previously granted option is repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted option, unless the stockholders of the Company provide prior approval, and (v) deal with any other matters arising under the Plan.

(c)           Committee Determinations.  The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.             Grants

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”) and stock awards as described in Section 7 (“Stock Awards”) (hereinafter collectively referred to as “Grants”).  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”).  The Committee shall approve the form and provisions of each Grant Instrument.  Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.             Shares Subject to the Plan

(a)           Shares Limits.

(1)           Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 17,450,000 shares; provided, however, that after May 10, 2011, no more than 700,000 shares of Company Stock may be issued pursuant to Stock Awards that are granted under the Plan after such date.

(2)           Annual Individual Maximum.  The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall not exceed 500,000 shares, subject to adjustment as described below.

(3)           Source of Shares for Issuance.  Shares issuable pursuant to the exercise of Options and the grant or payment of Stock Awards may be delivered out of the authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(4)           Share Counting.  For administrative purposes, when the Committee makes a Grant payable in Company Stock, the Committee shall reserve shares of Company Stock equal to the maximum number of shares of Company Stock that may be payable under the Grant.  If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards are forfeited or terminated, or otherwise are not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan.  Shares of Company Stock withheld in payment of the Exercise Price (as defined in Section 5) of an Option or withheld for purposes of satisfying tax withholding obligations with respect to Grants under the Plan shall not be available for re-issuance or transfer under the Plan.  To the extent that any Grants are paid in cash and not shares of Company Stock, such Grants shall not count against the share limits in subsection (1) above.  The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Company Stock subject to Grants but shall not apply for purposes of determining the maximum number of shares of Company Stock with respect to which Grants may be granted to any individual participant under the Plan.  For the avoidance of doubt, if shares of Company Stock are repurchased on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance under the Plan.

(b)           Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted as Options or Stock Awards in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change in Control (as defined in Section 11) or Corporate Transaction (as defined in Section 11), the provisions of Section 11 shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

4.             Eligibility for Participation

(a)           Eligible Persons.  All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan.  Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)           Selection of Grantees.  The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.  Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

(c)           Prospective Employees, Non-Employee Directors and Key Advisors.  Options and Stock Awards may be granted to a prospective Employee, Non-Employee Director or Key Advisor conditioned upon, and the date of grant shall be no earlier than, the date such person becomes an Employee, Non-Employee Director or Key Advisor.

5.             Granting of Options

(a)           Number of Shares.  Subject to the limitations set forth in Section 3, the Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)           Type of Option and Price.

(i)            The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)           The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.

(iii)  If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price thereof during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.  If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c)           Option Term.  The Committee shall determine the term of each Option.  The term of any Option shall not exceed ten (10) years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

(d)           Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument.  The Committee may impose such additional restrictions or conditions on the exercisability of Options or on the shares of Company Stock issuable upon exercise of the Options as it shall determine and specify in the Grant Instrument.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)           Exercise of Options.  A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash or by check, (y) with the approval of the Committee, by withholding shares of Company Stock subject to the Option, by delivering shares of Company Stock owned by the Grantee or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock (in each case, such shares of Company Stock shall have an aggregate Fair Market Value on the date of exercise equal to the Exercise Price), or (z) to the extent permitted by applicable law, by such other method as the Committee may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 9) as specified by the Committee.

(f)            Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, within the meaning of section 424(f) of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary.

6.             Grants to Non-Employee Directors

Unless otherwise determined by the Board, a Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

(a)           Initial Grant.  Each Non-Employee Director who first becomes a member of the Board will receive a grant of a Nonqualified Stock Option to purchase 15,000 shares of Company Stock, immediately upon his or her becoming a member of the Board, according to such terms as the Board, in its sole discretion, may deem appropriate.

(b)           Annual Grants.  On each date that the Company holds its annual meeting of stockholders each Non-Employee Director in office immediately after the annual election of directors (including any directors first elected at such meeting) will receive a grant of a Nonqualified Stock Option to purchase 15,000 shares of Company Stock according to such terms as the Board, in its sole discretion, may deem appropriate.  The date of grant of such annual Grants shall be the date of such annual meeting of stockholders.

(c)           Discretionary Grants.  In addition to the grants provided under subsections 6(a) and 6(b), Non-Employee Directors shall be eligible to receive grants of Nonqualified Stock Options and Stock Award under the Plan at such times, in such amounts and according to such terms as the Board, in its sole discretion, may deem appropriate.

(d)           Acceleration.  Upon the occurrence of a Corporate Transaction or upon Involuntary Termination (as defined in Section 11) of a director within thirty-six (36) months following a Change in Control, each Nonqualified Stock Option of such director shall automatically accelerate and become fully exercisable as to all shares subject to such Option and shall remain exercisable until the expiration of the Option term or earlier surrender of such Option.

(e)           Except as otherwise provided in this Section 6, the Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons.

7.             Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, a Non-Employee Director or a Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate.  The following provisions are applicable to Stock Awards:

(a)           General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for such cash consideration, if any, and subject to such restrictions, if any, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate.  The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)           Number of Shares.  Subject to the limitations set forth in Section 3, the Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to, or subject to, a Stock Award and the restrictions applicable to such shares.

(c)           Requirement of Employment or Service.  If the Grantee ceases to be employed by, or provide service to, the Company or any of its subsidiaries or any other entity owned or controlled by the Company, during a period designated in the Grant Instrument as the Restriction

Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the award as to which the restrictions have not lapsed, and the Stock Award, and those shares of Company Stock, shall be immediately forfeited and returned to the Company.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Stock Awards in the Form of Stock Units.  The Committee may grant a Stock Award to an Employee, a Non-Employee Director or a Key Advisor in the form of a stock unit that represents the right of the Grantee to receive shares of Company Stock or a cash amount based on the Fair Market Value of shares of Company Stock, as determined by the Committee.  Stock Awards that are granted in the form of stock units shall be paid in shares of Company Stock or in cash, or in a combination of the two, as determined by the Committee, and shall be subject to such terms and conditions as are determined by the Committee and set forth in the applicable Grant Instrument.

(e)           Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of the Stock Award except to a Successor Grantee under subsection 10(a).  Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

(f)            Right to Vote and to Receive Dividends.  Except as otherwise determined by the Committee and specified in the Grant Instrument, during the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares, until all restrictions on such shares have lapsed.  With respect to Stock Awards in the form of stock units, the Committee may grant dividend equivalents (“Dividend Equivalents”) that give the Grantee the right to receive an amount determined by multiplying the number of stock units subject to a Stock Award by the per-share dividend paid by the Company on Company Stock, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Any Dividend Equivalents with respect to performance-based stock units shall vest and be paid only if and to the extent the underlying stock units vest and are paid, unless otherwise determined by the Committee.

(g)           Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee.  The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

8.             Qualified Performance-Based Compensation.  The Committee may determine that Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code.  The following provisions shall apply to Grants of Stock Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

(a)           Performance Goals.

(i)            When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii)           The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria:  stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(b)           Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) ninety (90) days after the beginning of the performance period or (ii) the date on which twenty-five percent (25%) of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c)           Announcement of Grants.  The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period.  If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the performance period shall be forfeited or shall not be made, as applicable.

(d)           Death, Disability or Other Circumstances.  The Committee may provide that Stock Awards shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

9.             Withholding of Taxes

(a)           Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)           Election to Withhold Shares.  If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.  The Committee may also require such share withholding with respect to particular Grants.

10.           Transferability of Grants

(a)           Nontransferability of Grants.  Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime.  A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder).  When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights.  A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Stock Options.  Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

11.           Certain Corporate Transactions and Changes in Control

(a)           Change in Control.  As used in subsection 11(d) below, a “Change in Control” shall be deemed to have occurred if there is a change in ownership or control of the Company effected through the consummation of either of the following transactions:

(i)            the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty percent (30%) of the combined voting power of the Company’s outstanding securities; or

(ii)           a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (x) have been Board members continuously since the beginning of such period, or (y) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (x) who were still in office at the time such election or nomination was approved by the Board.

(b)           Corporate Transaction.  As used in subsection 11(d) below, “Corporate Transaction” shall mean the consummation of either of the following stockholder-approved transactions to which the Company is a party:

(i)            a merger or consolidation in which securities possessing more than fifty percent (50%) of the combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)           the sale, transfer or other disposition of more than seventy-five percent (75%) of the Company’s assets in a single or related series of transactions.

(c)           Involuntary Termination.  As used in subsection 11(d) below, “Involuntary Termination” shall mean the termination of the service of any Grantee of the Company or any successor thereto which occurs by reason of:

(i)            such individual’s involuntary dismissal or discharge by the Company or the successor thereto for reasons other than Misconduct (as defined below), or

(ii)           such individual’s voluntary resignation, in either case following:

(A)          a change in his or her position with the Company or the successor thereto which materially reduces his or her level of responsibility,

(B)           a reduction in his or her level of compensation (including base salary, significant fringe benefits and the target level of any non-discretionary and objective-standard incentive payment or bonus award) by more than ten percent (10%) in the aggregate; or

(C)           a relocation of such individual’s place of employment by more than fifty (50) miles, only if such change, reduction or relocation is effected by the Company or the successor thereto without the individual’s consent.

With respect to this subsection 11(c)(ii), the Grantee must provide written notice of termination to the Company citing the reason for resignation within thirty (30) days after the event giving rise to the resignation.  The Company shall have a period of thirty (30) days in which it may correct the act or failure to act that constitutes the grounds for resignation as set forth in the Grantee’s notice of termination.  If the Company does not correct the act or failure to act, the Grantee must terminate his or her employment for the reason cited in the notice of termination within thirty (30) days after the end of the cure period, in order for the termination to be considered an “Involuntary Termination” for purposes of the Plan.

For purposes of this definition, the term “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Grantee, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or its successor, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Company or its successor in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or its successor may consider as grounds for the dismissal or discharge of any Grantee or its successor.

(d)           Consequences of Certain Corporate Transactions and Changes in Control

(i)            In the event of any Corporate Transaction, each Option which is at the time outstanding under this Plan and each Stock Award to which the restrictions have not lapsed shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Company Stock at the time subject to such Option and may be exercised for all or any portion of such shares as fully-vested shares and all restrictions applicable to the Stock Award shall lapse.  However, the vesting of an outstanding Grant under this Plan shall not so accelerate nor shall the restrictions so lapse if and to the extent:

(A)          such Grant is, in connection with such Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with an option or stock award for shares of the capital stock of the successor corporation or parent thereof having comparable value and terms;

(B)           such Grant is to be replaced with a cash incentive option or award of the successor corporation which preserves the Option spread or Stock Award value existing at the time of such Corporate Transaction and provides for subsequent payout in accordance with the same terms and conditions, including without limitation, the same vesting schedule applicable to such Grant;

(C)           such Grant is to be replaced by a grant under another incentive program which the Committee determines is reasonably equivalent in value; or

(D)          the acceleration of the vesting period under such Option or the lapse of restrictions with respect to such Stock Award is subject to other limitations imposed by the Committee at the time of the Grant.

The determination of comparability under subsections 11(d)(i)(A), (B) or (C) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(ii)           Upon a Grantee’s cessation of service by reason of an Involuntary Termination within thirty-six (36) months after a Corporate Transaction in which his or her outstanding options or grants are assumed or replaced pursuant to subsection 11(d)(i)(A), (B) or (C) above, each such option or grant under subsection 11(d)(i)(A) shall automatically accelerate and become fully exercisable and all restrictions applicable to such grants shall lapse, with respect to the total number of shares of stock at the time subject to such option or grant and the cash incentive program under subsection 11(d)(i)(B) or other incentive program under subsection 11(d)(i)(C) shall become fully vested.  In addition, upon a Grantee’s cessation of service by reason of an Involuntary Termination within thirty-six (36) months after a Change in Control, each Option shall automatically accelerate and become fully exercisable and all restrictions applicable to Stock Awards shall lapse, with respect to the total number of shares of Company Stock at the time subject to such Grant.  The Option as so accelerated shall remain exercisable until the earlier of the expiration of the Option term or the expiration of the one (1)-year period measured from the date of such Involuntary Termination.

(iii)          Immediately following the consummation of a Corporate Transaction, all outstanding Grants under this Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

(iv)          Each outstanding Grant under this Plan that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the Grantee, upon consummation of such Corporate Transaction, had (in the case of an Option) such person exercised the Option immediately prior to such Corporate Transaction.  In the case of an Option, appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.  In addition, the class and number of shares available for issuance under the Plan on both an aggregate and participant basis following the consummation of such Corporate Transaction shall be appropriately adjusted.

(v)           The provisions of subsection 11(d)(i) shall not operate as a limitation on the Committee’s discretionary authority, exercisable either at the time of the Grant or at any time while the Grant remains outstanding, to provide for the automatic acceleration of one or more outstanding Options, or the lapse of all restrictions applicable to a Stock Award upon the occurrence of any change in the Company’s organization, ownership or structure not otherwise within the definition of a Corporate Transaction or a Change in Control.  The Committee also shall have full power and authority to condition any such Option acceleration, restriction lapse and the termination of any outstanding repurchase rights upon the Grantee’s cessation of service by reason of an Involuntary Termination within a specified period following any such event.  Any Options accelerated in connection with any such event shall remain fully exercisable until the expiration or sooner termination of the Option term or the surrender or cancellation of such Option.

(vi)          The acceleration or substitution of Grants under this Section 11 shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(vii)         The portion of any Incentive Stock Option accelerated under this subsection 11(d) in connection with a Corporate Transaction or Change in Control intended to comply with section 424 of the Code shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation specified in subsection 5(f) is not exceeded.  To the extent such dollar limitation is exceeded, such option shall be exercisable as a nonqualified stock option under the Federal tax laws.

12.           Limitations on Issuance or Transfer of Shares.

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

13.           Amendment and Termination of the Plan

(a)           Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

(b)           No Repricing without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing.

(c)           Stockholder Re-Approval Requirement.  If Stock Awards are granted as “qualified performance-based compensation” under Section 8 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 8, if required by section 162(m) of the Code or the regulations thereunder.

(c)           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of February 1, 2011 unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.  Incentive Stock Options shall not be granted after the date that is ten (10) years after the date on which the Board adopts the 2011 restatement of the Plan or the 2011 Restatement Date, whichever is earlier.

(d)           Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under subsection 19(b).  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under subsection 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan, and subject to subsection 12(b) above.

(e)           Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14.           Funding of the Plan

This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15.           Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16.           No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.           Headings

Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.           Effective Date of the Plan.

The Plan, as amended and restated, is effective as of February 1, 2011, subject to stockholder approval.

19.           Miscellaneous

(a)           Grants in Connection with Corporate Transactions, Changes in Control and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or Stock Award grant made by such corporation.  The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives.  The Committee shall prescribe the provisions of the substitute grants.

(b)           Compliance with Law.

(i)            The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation, subject to subsection 12(b) above.  The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)           The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)          Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six (6) months following the date of the Grantee’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within fifteen (15) days after the end of the six (6)-month period.  If the Grantee dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Grantee’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(c)           Company Policies.  All Grants under the Plan shall be subject to the applicable provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the Board, as such policies may be in effect from time to time.

(d)           Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.